BYLAWS

                              OF

               MADISON GAS AND ELECTRIC COMPANY
                  (a Wisconsin Corporation)

     (Including all amendments through October 16, 1998)

                        TABLE OF CONTENTS
 ARTICLE I. OFFICES
 1.01 Principal and Business Offices. . . . . . . . . . . . . .1
 1.02 Registered Office . . . . . . . . . . . . . . . . . . . .1

 ARTICLE II. SHAREHOLDERS
 2.01 Annual Meeting. . . . . . . . . . . . . . . . . . . . . .1
 2.02 Special Meeting . . . . . . . . . . . . . . . . . . . . .1
 2.03 Place of Meeting. . . . . . . . . . . . . . . . . . . . .1
 2.04 Notice of Meeting . . . . . . . . . . . . . . . . . . . .1
 2.05 Closing of Stock Transfer Records or Fixing of
      Record Date . . . . . . . . . . . . . . . . . . . . . . .2
 2.06 Voting Record . . . . . . . . . . . . . . . . . . . . . .2
 2.07 Quorum. . . . . . . . . . . . . . . . . . . . . . . . . .2
 2.08 Conduct of Meetings . . . . . . . . . . . . . . . . . . .3
 2.09 Proxies . . . . . . . . . . . . . . . . . . . . . . . . .3
 2.10 Voting of Shares. . . . . . . . . . . . . . . . . . . . .4
 2.11 Voting of Shares by Certain Holders . . . . . . . . . . .4
      (a)  Other Corporations . . . . . . . . . . . . . . . . .4
      (b)  Legal Representatives and Fiduciaries. . . . . . . .4
      (c)  Pledgees . . . . . . . . . . . . . . . . . . . . . .4
      (d)  Treasury Stock and Subsidiaries. . . . . . . . . . .4
      (e)  Minors . . . . . . . . . . . . . . . . . . . . . . .4
      (f)  Incompetents and Spendthrifts. . . . . . . . . . . .5
      (g)  Joint Tenants. . . . . . . . . . . . . . . . . . . .5
 2.12 Waiver of Notice by Shareholders. . . . . . . . . . . . .5
 2.13 Unanimous Consent Without Meeting . . . . . . . . . . . .5
 2.14 Notice of Shareholder Business and Nominations. . . . . .5
      (a)  Annual Meeting of Shareholders . . . . . . . . . . .5
      (b)  Special Meeting of Shareholders. . . . . . . . . . .6
      (c)  Increase in Number of Directors. . . . . . . . . . .7
      (d)  General. . . . . . . . . . . . . . . . . . . . . . .7

 ARTICLE III. BOARD OF DIRECTORS
 3.01 General Powers and Number . . . . . . . . . . . . . . . .8
 3.02 Tenure and Qualifications . . . . . . . . . . . . . . . .8
 3.03 Nominations for Election to the Board of Directors. . . .8
 3.04 Regular Meetings. . . . . . . . . . . . . . . . . . . . .8
 3.05 Special Meetings. . . . . . . . . . . . . . . . . . . . .9
 3.06 Notice; Waiver. . . . . . . . . . . . . . . . . . . . . .9
 3.07 Quorum. . . . . . . . . . . . . . . . . . . . . . . . . 10
 3.08 Manner of Acting. . . . . . . . . . . . . . . . . . . . 10
 3.09 Conduct of Meetings . . . . . . . . . . . . . . . . . . 10
 3.10 Vacancies . . . . . . . . . . . . . . . . . . . . . . . 10
 3.11 Compensation. . . . . . . . . . . . . . . . . . . . . . 10
 3.12 Presumption of Assent . . . . . . . . . . . . . . . . . 11
 3.13 Committees. . . . . . . . . . . . . . . . . . . . . . . 11
 3.14 Unanimous Consent Without Meeting . . . . . . . . . . . 11
      3.15 Meetings By Telephone Or By Other Communication
      Technology. . . . . . . . . . . . . . . . . . . . . . . 11

 ARTICLE IV. OFFICERS
 4.01 Number. . . . . . . . . . . . . . . . . . . . . . . . . 12
 4.02 Election and Term of Office . . . . . . . . . . . . . . 12
 4.03 Removal . . . . . . . . . . . . . . . . . . . . . . . . 12
 4.04 Vacancies . . . . . . . . . . . . . . . . . . . . . . . 12
 4.05 Chairman of the Board . . . . . . . . . . . . . . . . . 12
 4.06 The Chief Executive Officer . . . . . . . . . . . . . . 13
 4.07 President . . . . . . . . . . . . . . . . . . . . . . . 13
 4.08 The Executive Vice President. . . . . . . . . . . . . . 13
 4.09 The Vice Presidents . . . . . . . . . . . . . . . . . . 13
 4.10 The Secretary . . . . . . . . . . . . . . . . . . . . . 13
 4.11 The Treasurer . . . . . . . . . . . . . . . . . . . . . 13
 4.12 Assistant Secretaries and Assistant Treasurers. . . . . 14
 4.13 Other Assistants and Acting Officers. . . . . . . . . . 14
 4.14 Salaries. . . . . . . . . . . . . . . . . . . . . . . . 14
 4.15 Bond. . . . . . . . . . . . . . . . . . . . . . . . . . 14

 ARTICLE V. CONTRACTS, LOANS, CHECKS, AND DEPOSITS: SPECIAL
 CORPORATE ACTS
 5.01 Contracts . . . . . . . . . . . . . . . . . . . . . . . 14
 5.02 Loans . . . . . . . . . . . . . . . . . . . . . . . . . 15
 5.03 Checks, Drafts, etc.. . . . . . . . . . . . . . . . . . 15
 5.04 Deposits. . . . . . . . . . . . . . . . . . . . . . . . 15
 5.05 Voting of Securities Owned by this Corporation. . . . . 15

 ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER
 6.01 Certificates for Shares . . . . . . . . . . . . . . . . 15
 6.02 Facsimile Signatures and Seal . . . . . . . . . . . . . 16
 6.03 Signature by Former Officer . . . . . . . . . . . . . . 16
 6.04 Transfer of Shares. . . . . . . . . . . . . . . . . . . 16
 6.05 Restrictions on Transfer. . . . . . . . . . . . . . . . 16
 6.06 Lost, Destroyed, or Stolen Certificates . . . . . . . . 16
 6.07 Consideration for Shares. . . . . . . . . . . . . . . . 16
 6.08 Uncertificated Shares . . . . . . . . . . . . . . . . . 17
 6.09 Transfer Agent and Registrar. . . . . . . . . . . . . . 17
 6.10 Stock Regulations . . . . . . . . . . . . . . . . . . . 17

 ARTICLE VII. WAIVER OF NOTICE

 ARTICLE VIII. UNANIMOUS CONSENT WITHOUT A MEETING

 ARTICLE IX. INDEMNIFICATION
 9.01 Indemnification for Successful Defense. . . . . . . . . 18
 9.02 Other Indemnification . . . . . . . . . . . . . . . . . 18
 9.03 Written Request . . . . . . . . . . . . . . . . . . . . 19
 9.04 Nonduplication. . . . . . . . . . . . . . . . . . . . . 19
 9.05 Determination of Right to Indemnification . . . . . . . 19
 9.06 Advance Expenses. . . . . . . . . . . . . . . . . . . . 20
 9.07 Nonexclusivity. . . . . . . . . . . . . . . . . . . . . 20
 9.08 Court-Ordered Indemnification . . . . . . . . . . . . . 21
 9.09 Insurance . . . . . . . . . . . . . . . . . . . . . . . 22
 9.10 Securities Law Claims . . . . . . . . . . . . . . . . . 22
 9.11 Liberal Construction. . . . . . . . . . . . . . . . . . 22
 9.12 Definitions Applicable to This Article. . . . . . . . . 22

 ARTICLE X. SEAL

 ARTICLE XI. AMENDMENTS
 11.01.    By Shareholders. . . . . . . . . . . . . . . . . . 23
 11.02.    By Directors . . . . . . . . . . . . . . . . . . . 24
 11.03.    Implied Amendments . . . . . . . . . . . . . . . . 24

                       ARTICLE I.   OFFICES

     1.01 Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     1.02 Registered Office. The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.

                    ARTICLE II.   SHAREHOLDERS

     2.01 Annual Meeting. The annual meeting of the shareholders shall be held at 2:00 p.m. on the third Friday in April of each year or at such other time and date within forty-five (45) days before or after said date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If such postponement or advancement is directed after the giving of notice of the meeting, at least five (5) days' notice of such postponement or advancement shall be given in the same manner as provided for giving of notice to shareholders by these bylaws. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

     2.02 Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Wisconsin Business Corporation Law, may be called by the Chairman of the Board, the Chief Executive Officer, the President, a majority of the Board of Directors, or by the holders of at least 10 percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting who sign, date, and deliver to the Corporation one or more written demands for the meeting describing one or more purposes for which it is to be held.

     2.03 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

     2.04 Notice of Meeting. Notice may be communicated by mail, private carrier, or such other means permissible under Wisconsin law. Such notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be communicated or sent not less than 10 days (unless a longer period is required by the Wisconsin Business Corporation Law or the articles of incorporation) nor more than sixty days before the date of the meeting, by or at the direction of the Chairman of the Board (if one be designated), or the President, or the Secretary, or other Officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Written notice by the Corporation to its shareholders is effective when mailed and may be addressed to the shareholders' addresses shown in the Corporation's current record of shareholders.

     2.05 Closing of Stock Transfer Records or Fixing of Record Date. A "shareholder" of the Corporation shall mean the person in whose name shares are registered in the stock transfer records of the Corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the Corporation. Such nominee certificates, if any, shall be reflected in the stock transfer records of the Corporation. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer records shall be closed for a stated period but not to exceed, in any case, seventy days. If the stock transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer records and the stated period of closing has expired.

     2.06 Voting Record. The Officer or agent having charge of the stock transfer records for shares of the Corporation shall, before each meeting of shareholders, make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of the meeting. The original stock transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such records or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     2.07 Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or the Wisconsin Business Corporation Law provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

     Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

     If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Wisconsin Business Corporation Law requires a greater number of affirmative votes.

     "Voting group" means any of the following:

          (a) All shares of one or more classes or series that under the articles of incorporation or the Wisconsin Business Corporation Law are entitled to vote and be counted together collectively on a matter at a meeting of shareholders.

          (b)    All shares that under the articles of
 incorporation or the Wisconsin Business Corporation Law are entitled to vote generally on a matter.

     Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.08 Conduct of Meetings. The Chairman of the Board or the Board of Directors shall set and approve the agenda for shareholder meetings. The Chairman of the Board, or in the Chairman's absence, the Chief Executive Officer, or in the Chief Executive Officer's absence, the President, or in the President's absence, the most senior member of the Board of Directors, in terms of length of time served as a Director, or such other member of the Board of Directors then present as may be designated by the most senior member, shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but in the absence of the Secretary, the presiding Officer may appoint any other person to act as secretary of the meeting.

     2.09 Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting Secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his or her proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

     2.10 Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any voting group or groups are enlarged, limited, or denied by the articles of incorporation.

     2.11 Voting of Shares by Certain Holders.

          (a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy by the president of such corporation or any other officer of such corporation appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, or the designation of some other person by the Board of Directors or by the bylaws of such other corporation.

          (b) Legal Representatives and Fiduciaries. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his or her name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of his or her incumbency and the number of shares held by him or her. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

          (c) Pledgees. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          (d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this Corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

          (e) Minors. Shares held by a minor may be voted by such minor in person or by proxy, and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has received written notice or has actual knowledge that such shareholder is a minor.

          (f) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

          (g) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his or her legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the Corporation a contrary written voting authorization or direction or written denial or authority of the individual present or signing the proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the Corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased. If contradictory instructions on the voting of shares are submitted by joint tenants, the votes shall not be counted.

     2.12 Waiver of Notice by Shareholders. Whenever any notice whatever is required to be given to any shareholder of the Corporation under the articles of incorporation or bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice and the Corporation shall include copies of such waivers in its corporate records; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

     2.13 Unanimous Consent Without Meeting. Any action required or permitted by the articles of incorporation or bylaws or any provision of law to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     2.14 Notice of Shareholder Business and Nominations.

          (a)    Annual Meeting of Shareholders.  (1)
 Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders
 (i) pursuant to the Corporation's notice of meeting delivered pursuant to Section 2.04 of these bylaws; (ii) by or at the direction of the Board of Directors; or (iii) by any shareholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clause (2) of this subparagraph (a) of this bylaw (or, if applicable, subparagraph (c) of this bylaw) and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation.

          (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of subparagraph (a)(1) of this bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal office of the Corporation not earlier than the close of business on the 100th calendar day nor later than the close of business on the 75th calendar day prior to the date of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of an annual meeting is more than 30 calendar days before or more than 30 calendar days after the date of the first anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 100th calendar day prior to such annual meeting and not later than the close of business on the later of (i) the 75th calendar day prior to such annual meeting and (ii) the 10th calendar day after the day on which public announcement of the date of such annual meeting is first made by the Corporation. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the Corporation's stock transfer books, and of such beneficial owner, and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

          (b) Special Meeting of Shareholders. (1) Subject to the rights of the holders of any preferred stock, only such business shall be conducted at a special meeting of shareholders called in accordance with Section 2.02 of these bylaws as shall have been brought before the meeting pursuant to the notice of meeting of the Corporation or persons calling
 the meeting pursuant to Section 2.04 of these bylaws.   Subject
 to the rights of the holders of any preferred stock, nominations of persons for election to the Board of Directors may be made at a special meeting called in accordance with
 Section 2.02 of these bylaws at which directors are to be elected, and the proposal of business to be considered by the shareholders may be made at any special meeting called in accordance with Section 2.02 of these bylaws (i) pursuant to the notice of meeting of the Corporation or persons calling the meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clause (2) of this subparagraph (b) of this bylaw (or, if applicable, subparagraph (c) of this bylaw) and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation.

          (2) For nominations or other business to be properly brought before a special meeting by a shareholder pursuant to clause (iii) of subparagraph (b) (1) of this bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal office of the Corporation not earlier than the close of business on the 100th calendar day prior to such special meeting and not later than the close of business on the later of (i) the 75th calendar day prior to such special meeting and (ii) the 10th calendar day after the day on which public announcement is first made of the date of such special meeting and of the nominees, if any, to be elected at such special meeting who were proposed by the Board of Directors or persons calling such special meeting. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the regulations promulgated thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the Corporation's stock transfer books, and of such beneficial owner, and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

          (c)    Increase in Number of Directors.
 Notwithstanding anything to the contrary in the second sentence of subparagraph (a)(2) of this bylaw or the second sentence of subparagraph (b)(2) of this bylaw, in the event that the number of directors to be elected to the Board of Directors is increased or proposed to be increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increase in the number of directors at least 100 calendar days prior to the date of the meeting, a shareholder's notice required by subparagraph
 (a) (2) or subparagraph (b)(2) of this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal office of the Corporation not later than the close of business on the 10th calendar day after the day on which such public announcement is first made by the Corporation.

          (d) General. (1) Subject to the rights of the holders of any preferred stock, only persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. Except as otherwise provided by law, the Articles of Incorporation or these bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.

          (2)    For purposes of this bylaw, "public
 announcement" shall mean disclosure in a press release reported by the Business Wire, Reuters, the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                ARTICLE III.   BOARD OF DIRECTORS

     3.01 General Powers and Number. The business and affairs of the Corporation shall be managed by its Board of Directors. The number of Directors of the Corporation shall be eleven except that by resolution of the Board of Directors, the Directors may set the number of Directors at not less than seven (7) nor more than thirteen (13).

     The Board of Directors shall be divided into three (3) classes, to be as nearly equal in number of Directors in each class as possible. The three classes are to be designated Class I, Class II, and Class III. The term of office of the Directors in Class I shall expire at the first annual meeting after their initial election and until their successors are elected and qualified; the term of office of the Directors in Class II shall expire at the second annual meeting after their initial election and until their successors are elected and qualified; and the term of office of the Directors in Class III shall expire at the third annual meeting after the initial election and until their successors are elected and qualified. At each annual meeting after the initial classification of the Board of Directors, the class of Directors whose term expires at the time of such election shall be elected to hold office until the third succeeding annual meeting and until their successors are elected and qualified.

     3.02 Tenure and Qualifications. Each Director shall hold office until the end of his or her term and until his or her successor shall have been elected, or until his or her prior death, resignation, or removal for cause only. A Director may be removed from office for cause only by affirmative vote of 80 percent of the outstanding shares entitled to vote for the election of such Director, taken at an annual meeting or a special meeting of shareholders called for that purpose, and any vacancy so created may be filled by the affirmative vote of 80 percent of such shares. A Director may resign at any time by filing his or her written resignation with the Secretary of the Corporation. Directors must be shareholders of the Corporation.

     3.03 Nominations for Election to the Board of Directors.
 Nominations for election to the Board of Directors may be made in accordance with Section 2.14.

     3.04 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it or such other suitable place as may be announced at such meeting of shareholders. The Chairman of the Board may provide by written notice, or the Board of Directors may provide by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such written notice or resolution.

     3.05 Special Meetings. Special meetings of the Board of Directors may be called by or at the written request of the Chairman of the Board, Chief Executive Officer, President, or any two Directors. The Chairman may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin.

     3.06 Notice; Waiver. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile, or other form of wire or wireless communication, or by mail or private carrier, and, if these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.04) shall be communicated to each Director at his or her business address or telephone number or at such other address or telephone number as such Director shall have designated in writing filed with the Secretary, in each case not less than four hours prior thereto. Written notice is effective at the earliest of the following:

(i)    When received;
(ii) Five days after its deposit in the U.S. Mail, if mailed postpaid and correctly addressed;
(iii) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

 Oral notice is effective when communicated, and the Corporation shall maintain a record setting forth the date, time, manner, and recipient of the notice.

 Whenever any notice whatever is required to be given to any Director of the Corporation under the articles of incorporation or bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the Director entitled to such notice, shall be deemed equivalent to the giving of such notice, and the Corporation shall retain copies of such waivers in its corporate records. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting and objects thereat to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     3.07 Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law or by the articles of incorporation or these bylaws, a majority of the number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the Directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

     3.08 Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the articles of incorporation or these bylaws.

     3.09 Conduct of Meetings. The Chairman of the Board, or in the Chairman's absence, the Chief Executive Officer, or in the Chief Executive Officer's absence, the President, or in their absence, the most senior member of the Board of Directors then present in terms of length of time served as a Director, or such other member of the Board of Directors then present as may be designated by the most senior member, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding Officer may appoint any Assistant Secretary or any Director or other person present to act as Secretary of the meeting.

     3.10 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of Directors, may be filled for the unexpired term of the directorship by the affirmative vote of a majority of the Directors then in office, though less than a quorum of the Board of Directors, or a sole remaining director, if only one shall remain; provided that, in case of a vacancy created by the removal of a Director for cause by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof by the affirmative vote of 80 percent of the outstanding shares entitled to vote for the election of such Directors.

     In the event there shall be no remaining Directors, then and in that case all the powers and duties vested in the Board of Directors shall vest automatically in the Emergency Management Committee, which shall consist of all officers holding the following positions: Chairman of the Board, President, Chief Executive Officer, Vice President(s) (including any Executive Vice Presidents and Senior Vice Presidents but excluding any Assistant Vice Presidents), Treasurer, and Secretary. The Emergency Management Committee shall issue a call for a special meeting of shareholders to be held at the earliest practicable date for the election of directors. All Emergency Management Committee action shall be reported to the elected Board of Directors at their first meeting following election, and shall be subject to ratification, revision, or alteration by the Board of Directors; provided, however, no rights or acts of third parties shall be affected by any of such revisions or alterations.

     3.11 Compensation. The Board of Directors, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all Directors for services to the Corporation as Directors, Officers, or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability, or death benefits, and other benefits of payments, to Directors, Officers, and employees and to their estates, families, dependents, or beneficiaries on account of prior services rendered by such Directors, Officers, and employees to the Corporation.

     3.12 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof of which he or she is a member, at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     3.13 Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of Directors as provided in Section 3.08, may designate one or more committees, each committee to consist of two or more Directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except action in respect to dividends to shareholders, election of the principal officers, or the filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board or the President, or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

     3.14 Unanimous Consent Without Meeting. Any action required or permitted by the articles of incorporation or bylaws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors then in office.

     3.15 Meetings By Telephone Or By Other Communication Technology. Meetings of the Board of Directors or committees may be conducted by telephone or by other communication technology in accordance with Section 180.0820 of the Wisconsin Business Corporation Law. Before any vote at a meeting so conducted (i) to consider a plan of merger or consolidation,
 (ii) to sell, lease, exchange, or otherwise dispose of substantial property or assets of the corporation, (iii) to voluntarily dissolve or to revoke voluntary dissolution proceedings, or (iv) to file for bankruptcy, each of the Directors shall first verify their identity by stating their name and social security number at the time their vote is cast in the same manner as they cast their vote. The types of transactions constituting a disposal of substantial property or assets of the corporation for purposes of this Section shall be those types of transactions described in Section 180.1201 and
 Section 180.1202 of the Wisconsin Business Corporation Law.

                      ARTICLE IV.   OFFICERS

     4.01 Number. The Officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, the number of Vice Presidents as provided by the Board of Directors, a Treasurer, an Assistant Treasurer, a Secretary, and an Assistant Secretary, each of whom shall be elected annually by the Board of Directors. Such other Officers and Assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors and shall have such powers and perform such duties as may be assigned by the Board of Directors or the Chairman of the Board. The Board of Directors or the Chairman of the Board may assign to any Officer general supervision and charge over any branch of the business and affairs of the Corporation. Any two or more offices may be held by the same person, provided that such person holding any two or more offices may sign documents in either but not both capacities as an officer of the Corporation. The title of the Officers may be modified from time to time by the Board of Directors to designate more clearly the function or status of such officer, by including terms such as "Acting," "Junior," "Senior," "Executive," "Group," "Division," "Special," or "Assistant."

     4.02 Election and Term of Office. The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation, or removal.

     4.03 Removal. Any Officer or agent may be removed by the Board of Directors with or without cause whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

     4.04 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise shall be filled by the Board of Directors for the unexpired portion of the term. The Board of Directors may, from time to time, omit to elect one or more Officers or may omit to fill a vacancy, and in such case, the designated duties of such Officer, unless otherwise provided in these bylaws, shall be discharged by the Chairman of the Board or such other officers as he or she may designate.

     4.05 Chairman of the Board. The Chairman of the Board shall have general charge of the affairs of the Corporation. He shall consult with and advise the Board of Directors and the Officers and management staff of the Corporation for the purpose of determining corporate policies and assignment of duties. The Chairman of the Board shall preside at all meetings of the shareholders and Board of Directors and shall carry out such other duties and have such responsibilities as may be specified by the Board of Directors.

     4.06 The Chief Executive Officer. The Chief Executive Officer shall have general supervision of the affairs of the Corporation and sign and acknowledge all deeds and instruments for the transfer, conveyance, or assignment of corporate property, and all other instruments, contracts, and papers necessary or convenient in the transaction of the corporate business. Except as otherwise provided by law, the Board of Directors, or the Chairman of the Board, he or she may authorize any Vice President or other Officer or agent of the Corporation to sign, execute, and acknowledge such documents or instruments in his or her place and stead. In the absence of or disability of the Chief Executive Officer, the Chairman of the Board or his designee shall perform all the duties and functions and exercise all the powers of the Chief Executive Officer. He or she shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chairman of the Board.

     4.07 President. The President shall be the Chief Operating Officer of the Corporation and, subject to the control of the Board of Directors and the Chairman of the Board, shall have general supervision of the divisions of the Corporation as assigned by the Chairman of the Board or the Board of Directors. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors or the Chairman of the Board, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties, and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. In general, he or she shall perform all duties incident to the office of Chief Operating Officer and such other duties as may be prescribed by the Board of Directors or the Chairman of the Board from time to time. In the absence or disability of the President, the Chairman of the Board or his designee shall perform all the duties and functions and exercise all the powers of the President.

     4.08 The Executive Vice President. The Executive Vice President shall supervise such Vice Presidents and other managerial personnel and perform such other duties as may be designated by the Chairman of the Board, Chief Executive Officer, or President.

     4.09 The Vice Presidents. Any Vice President shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President, the Chief Executive Officer, the Chairman of the Board, or the Board of Directors. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the Chairman of the Board, Chief Executive Officer, or President.

     4.10 The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose;
 (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and the seal of the Corporation; and (d) in general, perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President, the Chief Executive Officer, the Chairman of the Board, or the Board of Directors.

     4.11 The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 5.04; and
 (c) in general, perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President, the Chief Executive Officer, the Chairman, or the Board of Directors.

     4.12 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Chairman of the Board, or the Board of Directors.

     4.13 Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any Officer, or as agent for the Corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such Officer to act personally and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

     4.14 Salaries. The salaries of the principal Officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

     4.15 Bond. If required by the Board of Directors, any Officer or employee shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his or her possession or under his or her control and belonging to the Corporation.

              ARTICLE V.   CONTRACTS, LOANS, CHECKS,
               AND DEPOSITS: SPECIAL CORPORATE ACTS

     5.01 Contracts. Unless otherwise provided in these bylaws, the Chairman, Chief Executive Officer, President, and any other person or persons duly authorized by the Chairman, Chief Executive Officer, or President may enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation. No contract or other transaction between the Corporation and one or more of its Directors or any other corporation, firm, association, or entity in which one or more of its Directors or Officers are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or because his, or her, or their votes are counted for such purpose, if (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the Corporation. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transactions.

     5.02 Loans. No indebtedness for borrowed money shall be contracted on behalf of the Corporation, and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

     5.03 Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, agent, or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

     5.04 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

     5.05 Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the Chairman of the Board or the President of this Corporation, or their designee, and (b) whenever, in the judgment of the Chairman of the Board or the President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the Chairman of the Board or the President, or their designee, without necessity of any authorization by the Board of Directors, affixation of corporate seal, or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power, and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

                  ARTICLE VI.   CERTIFICATES FOR
                    SHARES AND THEIR TRANSFER

     6.01 Certificates for Shares. Certificates representing shares of the Corporation shall be in such form consistent with law. Such Certificates shall be signed by the Chairman of the Board, the President, or a Vice President, and by the Secretary or Assistant Secretary and shall bear the seal of the Corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.06.

     6.02 Facsimile Signatures and Seal. The seal of the Corporation on any certificates for shares may be a facsimile. The signature of any authorized Officer upon a certificate may be a facsimile if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation.

     6.03 Signature by Former Officer. In case any Officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such Officer at the date of its issue.

     6.04 Transfer of Shares. A "shareholder" of the
 Corporation shall mean the person in whose name shares are registered in the stock transfer records of the Corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the Corporation. Such nominee certificates, if any, shall be reflected in the stock transfer records of the Corporation. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications, and otherwise to have and exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

     6.05 Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

     6.06 Lost, Destroyed, or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

     6.07 Consideration for Shares. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be received for shares may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable, except as provided by Section 180.0622 of the Wisconsin Business Corporation Law which may require further assessment for unpaid wages to employees under certain circumstances. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price until the services are performed, the benefits are received, or the note is paid. If the services are not performed, the benefits are not received, or the note is not paid, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

     6.08 Uncertificated Shares. In accordance with
 Section 180.0626 of the Wisconsin Business Corporation Law, the Corporation may issue any shares of any of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on share certificates by Sections 180.0625 and 180.0627, if applicable, of the Wisconsin Business Corporation Law, and by the bylaws of the Corporation.

     The Corporation shall maintain at its offices, or at the office of its transfer agent, original or duplicate stock transfer records containing the names and addresses of all shareholders and the number of shares held by each shareholder. If the shares are uncertificated, the Corporation shall be entitled to recognize the exclusive right of a person registered on its records as such, as the owner of shares for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Wisconsin.

     6.09 Transfer Agent and Registrar. The Corporation may maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of stock of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered. The same person or entity may be both a transfer agent and registrar.

     6.10 Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer, and registration of certificates representing shares of the Corporation.

                 ARTICLE VII.   WAIVER OF NOTICE

     Whenever any notice whatever is required to be given under the provisions of the Wisconsin Business Corporation Law or under the provisions of the articles of incorporation or bylaws, a waiver thereof in writing signed at any time, whether before or after the time of the meeting, by the person or persons entitled to such notice shall be deemed equivalent to the giving of such notice. Such waiver by a shareholder in respect of any matter of which notice is required under any provision of the Wisconsin Business Corporation Law shall contain the same information as would have been required to be included in such notice under any applicable provisions of said Law, except that the time and place of meeting need not be stated.

                ARTICLE VIII.   UNANIMOUS CONSENT
                        WITHOUT A MEETING

     Any action required by the articles of incorporation or bylaws or any provision of the Wisconsin Business Corporation Law to be taken at a meeting or any other action which may be taken at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders, Directors, or members of a committee thereof entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote.

                  ARTICLE IX.   INDEMNIFICATION

     9.01 Indemnification for Successful Defense. Within
 20 days after receipt of a written request pursuant to
 Section 9.03, the Corporation shall indemnify a Director or Officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the Director or Officer was a party because he or she is a Director or Officer of the Corporation.

     9.02 Other Indemnification.

          (a) In cases not included under Section 9.01, the Corporation shall indemnify a Director or Officer against all liabilities and expenses incurred by the Director or Officer in a proceeding to which the Director or Officer was a party because he or she is a Director or Officer of the Corporation, unless liability was incurred because the Director or Officer breached or failed to perform a duty he or she owes to the Corporation and the breach or failure to perform constitutes any of the following:

                 (1)A willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director or Officer has a material conflict of interest.

                 (2)A violation of criminal law, unless the Director or Officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

                 (3)A transaction from which the Director or Officer derived an improper personal profit.

                 (4)Willful misconduct.

          (b) Determination of whether indemnification is required under this Section shall be made pursuant to
 Section 9.05.

          (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the Director or Officer is not required under this Section.

     9.03 Written Request. A Director or Officer who seeks indemnification under Sections 9.01 or 9.02 shall make a written request to the Corporation.

     9.04 Nonduplication. The Corporation shall not indemnify a Director or Officer under Sections 9.01 or 9.02 if the Director or Officer has previously received indemnification or allowance of expenses from any person, including the Corporation, in connection with the same proceeding. However, the Director or Officer has no affirmative duty to look to any other person for indemnification nor to first exhaust his remedies to seek indemnification from such other person.

     9.05 Determination of Right to Indemnification.

          (a) Unless otherwise provided by the articles of incorporation or by written agreement between the Director or Officer and the Corporation, the Director or Officer seeking indemnification under Section 9.02 shall select one of the following means for determining his or her right to indemnification:

                 (1)By a majority vote of a quorum of the Board of Directors consisting of Directors not at the time parties to the same or related proceedings. If a quorum of disinterested Directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two or more Directors not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

                 (2)By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including Directors who are parties to the same or related proceedings.

                 (3)By a panel of three arbitrators consisting of one arbitrator selected by those Directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the Director or Officer seeking indemnification, and one arbitrator selected by the two arbitrators previously selected.

                 (4)By an affirmative vote of the majority of shares represented at a meeting of shareholders at which a quorum is present. Shares owned by or voted under the control of persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

                 (5)By a court under Section 9.08.

                 (6)By any other method provided for in any additional right to indemnification permitted under
     Section 9.07.

          (b) In any determination under (a), the burden of proof is on the Corporation to prove by clear and convincing evidence that indemnification under Section 9.02 should not be allowed.

          (c) A written determination as to a Director's or Officer's indemnification under Section 9.02 shall be submitted to both the Corporation and the Director or Officer within 60 days of the selection made under (a).

          (d) If it is determined that indemnification is required under Section 9.02, the Corporation shall pay all liabilities and expenses not prohibited by Section 9.04 within 10 days after receipt of the written determination under (c). The Corporation shall also pay all expenses incurred by the Director or Officer in the determination process under (a).

     9.06 Advance Expenses. Within 10 days after receipt of a written request by a Director or Officer who is a party to a proceeding, the Corporation shall pay or reimburse his or her reasonable expenses as incurred if the Director or Officer provides the Corporation with all of the following:

                 (1)A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation.

                 (2)A written undertaking, executed personally or on his or her behalf, to repay the allowance (together with reasonable interest thereon) to the extent that it is ultimately determined under Section 9.05 that indemnification under Section 9.02 is not required and that indemnification is not ordered by a court under
     Section 9.08(b)(2). The undertaking under this subsection shall be an unlimited general obligation of the Director or Officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

     9.07 Nonexclusivity.

          (a)    Except as provided in (b), Sections 9.01,
 9.02, and 9.06 do not preclude any additional right to indemnification or allowance of expenses that a Director or Officer may have under any of the following:

                 (1)The articles of incorporation.

                 (2)A written agreement between the Director or Officer and the Corporation.

                 (3)A resolution of the Board of Directors.

                 (4)A resolution, after notice, adopted by a majority vote of all of the Corporation's voting shares then issued and outstanding.

                 (5)The statutes or common law of the State of Wisconsin.

          (b) Regardless of the existence of an additional right under (a), the Corporation shall not indemnify a Director or Officer or permit a Director or Officer to retain any allowance of expenses, unless it is determined by or on behalf of the Corporation that the Director or Officer did not breach or fail to perform a duty he or she owes to the Corporation which constitutes conduct under Section 9.02(a)(1), (2), (3) or
 (4). A Director or Officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

          (c)    Sections 9.01 to 9.12 do not affect the
 Corporation's power to pay or reimburse expenses incurred by a Director or Officer in any of the following circumstances:

                 (1)As a witness in a proceeding to which he or she is not a party.

                 (2)As a plaintiff or petitioner in a proceeding because he or she is or was a Director or Officer of the Corporation.

     9.08 Court-Ordered Indemnification.

          (a) Except as provided otherwise by written agreement between the Director or Officer and the Corporation, a Director or Officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application may be made for an initial determination by the court under
 Section 9.05(a)(5) or for review by the court of an adverse determination under Section 9.05(a)(1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.

          (b) The court shall order indemnification if it determines any of the following:

                 (1)That the Director or Officer is entitled to indemnification under Sections 9.01 or 9.02.

                 (2)That the Director or Officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Section 9.02.

          (c) If the court determines under (b) that the Director or Officer is entitled to indemnification, the Corporation shall pay the Director's or Officer's expenses incurred to obtain the court-ordered indemnification.

     9.09 Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a Director or Officer of the Corporation against liability asserted against or incurred by the individual in his or her capacity as a Director or Officer, regardless of whether the Corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 9.01, 9.02, or 9.06.

     9.10 Securities Law Claims.

          (a) Pursuant to the public policy of the State of Wisconsin, the Corporation shall provide indemnification, allowance of expenses, and insurance for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Sections 9.01 to 9.09.

          (b) Sections 9.01 to 9.09 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule, or regulation regulating the offer, sale, or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

     9.11 Liberal Construction. In order for the corporation to obtain and retain qualified Directors and Officers, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of Directors or Officers and, accordingly, the indemnification above provided for shall be granted in all cases unless to do so would clearly contravene applicable law, controlling precedent, or public policy.

     9.12 Definitions Applicable to This Article.

          (a)    "Affiliate" shall include, without
 limitation, any corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, the Corporation.

          (b) "Corporation" means this Corporation and any domestic or foreign predecessor of this Corporation where the predecessor corporation's existence ceased upon the consummation of a merger or other transaction.

          (c)    "Director or Officer" means any of the
 following:

                 (1)A natural person who is or was a Director or Officer of this Corporation;

                 (2)A natural person who, while a Director or Officer of this Corporation, is or was serving at the Corporation's request as a director, officer, employee, agent, partner, trustee, member of any governing or decision-making committee, of another Corporation or foreign corporation, partnership, joint venture, trust, or other enterprise.

                 (3)A natural person who, while a Director or Officer of this Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants or beneficiaries of the plan.

                 (4)Unless the context requires otherwise, the estate or personal representative of a Director or Officer.

 For purposes of this Article, it shall be conclusively presumed that any Director or Officer serving as a director, officer, employee, agent, partner, trustee, member of any governing or decision-making committee of an Affiliate shall be so serving at the request of the Corporation.

          (d) "Expenses" include fees, costs, charges, disbursements, attorney fees, and other expenses incurred in connection with a proceeding.

          (e) "Liability" includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture, or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

          (f) "Party" includes a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

          (g) "Proceeding" means any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, arbitration, or other proceeding, whether formal or informal, which involves foreign, federal, state, or local law and which is brought by or in the right of the Corporation or by any other person.

                        ARTICLE X.   SEAL

     The seal of the Corporation shall be circular in form, with the name of the Corporation engraved around the margin and the figures "1896," the year of its incorporation, engraved in the center, and may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Failure to use the corporate seal shall not invalidate any otherwise validly executed document.

                     ARTICLE XI.   AMENDMENTS

     11.01. By Shareholders. These bylaws may be altered, amended, or repealed and new bylaws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at an annual or special meeting of the shareholders at which a quorum is in attendance.

     11.02. By Directors. These bylaws may also be altered, amended, or repealed and new bylaws may be adopted by the Board of Directors by affirmative vote of a majority of the number of Directors present at any meeting at which a quorum is in attendance; but no bylaw adopted by the shareholders shall be amended or repealed by the Board of Directors if the bylaw so adopted so provides.

     11.03.  Implied Amendments. Any action taken or
 authorized by the shareholders or by the Board of Directors, which would be inconsistent with the bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of Directors required to amend the bylaws so that the bylaws would be consistent with such action, shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.